Exhibit 99.1
For Immediate Release

Contacts:	Norman Black
404-828-7593
Andy Dolny
404-828-8901
UPS RELEASES 3RD QUARTER RESULTS
International and Supply Chain Businesses
Show Strength Despite Economic Weakness
     ATLANTA, Oct. 23, 2008 — UPS (NYSE:UPS) today reported diluted earnings per share of $0.96 for its third quarter on a 7.4% increase in revenue. This represents an 8.6% decline from the $1.05 per share reported on an adjusted basis for the comparable 2007 quarter. The company’s international and supply chain businesses demonstrated strength despite a challenging global economic environment.
     Unadjusted diluted earnings per share of $1.02 for the 2007 third quarter included a restructuring charge and related expenses for a supply chain business in France. Diluted earnings per share for this year’s third quarter declined 5.9% compared to this amount.
     “UPS managed the business well in this very tough economic climate,” said Scott Davis, UPS’s chairman and CEO. “We continue to see growth in our international and supply chain businesses while maintaining our focus on cost control and revenue management throughout our organization. UPS also is investing to ensure growth in the future so that the company will be even stronger when the global economy rebounds.”

					3Q 2007
Consolidated Results	3Q 2008		3Q 2007		Adjusted
Revenue	$13.11	B	$12.21	B
Operating profit	$1.63	B	$1.71	B	$1.75	B
Operating margin	12.4%		14.0%		14.4%
Average volume per day	14.85	M	15.25	M
Diluted earnings per share	$0.96		$1.02		$1.05
     For the three months ended Sept. 30, 2008, consolidated revenue per piece increased 8.1% while package volume per day declined 2.6%. Operating profit declined 7% to $1.63 billion compared to adjusted operating profit last year. The decline was 4.4% on an unadjusted basis. Operating results were positively impacted by productivity gains and benefits from the two-month lag in fuel surcharges. These impacts were more than offset by economic deceleration and the high cost of fuel, which drove product mix changes.
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Cash Position
     For the first nine months of 2008, free cash flow remained strong at $4.6 billion, including $1 billion in U.S. federal tax refunds related to the company’s withdrawal from the Central States Pension Plan. The company:
•	Repurchased 48.5 million shares at a cost of $3.3 billion.

•	Paid $1.8 billion in dividends.

•	Invested $2.1 billion in capital expenditures.

•	Ended the quarter with $1.8 billion in cash and short-term investments.
     UPS experienced ample liquidity in the commercial paper market at very favorable rates.

U. S. Domestic Package	3Q 2008		3Q 2007
Revenue	$7.84	B	$7.55	B
Operating profit	$1.12	B	$1.23	B
Operating margin	14.2%		16.3%
Average volume per day	12.9	M	13.4	M
     Average daily U.S. domestic volume declined 3.4%, reflecting on-going weakness in the U.S. economy. Air products posted declines of 6.4% and ground volume decreased 2.8%. Domestic revenue per piece increased 5.8%, led by UPS Next Day Air® rising 11% as a result of higher fuel surcharges and continued focus on revenue management. Third quarter results were positively impacted by about $90 million due to the two-month lag in fuel surcharges.
     During the quarter, UPS expanded its customer service options for air package pick-up, enabling later pick-ups for urgent business needs for about one-quarter of all U.S. businesses.

International Package	3Q 2008		3Q 2007
Revenue	$2.95	B	$2.53	B
Operating profit	$386	M	$428	M
Operating margin	13.1%		16.9%
Average volume per day	1.90	M	1.84	M
     Export volume per day increased 7%, outpacing the market, despite decelerating economic growth in most areas of the world. The company’s broad global network and unique products, such as UPS Paperlesssm Invoice and international UPS Returns®, helped drive this gain. All major regions of the world posted solid volume increases although U.S. imports continued to decline. Revenue per piece was up 11.6%, aided by higher fuel surcharges and favorable foreign currency exchange rates.
     UPS completed a highly successful logistics effort for the Olympic Games in China as the company “delivered” the games to the world.
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     Investment in global infrastructure expansion also continued. In the fourth quarter, UPS will open its new hub in Shanghai. This is the first hub constructed by a U.S. carrier in China and will link all of China via Shanghai to UPS’s international network with direct service to the Americas, Europe and Asia.

					3Q 2007
Supply Chain and Freight	3Q 2008		3Q 2007		Adjusted
Revenue	$2.32	B	$2.13	B
Operating profit	$129	M	$52	M	$98	M
Operating margin	5.6%		2.4%		4.6%
     All units in this segment contributed to revenue growth of 9%. Operating profit improved more than 30% on 2007 adjusted results; on unadjusted results, the improvement more than doubled.
     The Forwarding and Logistics operations again demonstrated the momentum seen in the first half of the year. Customers have responded well to the enhanced air freight portfolio that UPS unveiled in January.
     UPS Freight Less-Than-Truckload performance was negatively impacted by the slowing U.S. economy. Nonetheless, the company is investing in this business to enhance its value proposition. UPS Freight recently announced time-in-transit improvements on more than 3,000 U.S. lanes. Over the past 18 months, UPS Freight has accelerated transit times on more than 12,000 lanes.
Outlook
     “We’ve taken steps to effectively manage our costs and enhance service levels in an environment that proved substantially worse than we initially anticipated, with significant slowing toward the end of the quarter,” said Kurt Kuehn, UPS’s chief financial officer.
     “Our focus on service, revenue management, cost reduction and our sound financial position will help us manage through these tough business conditions,” Kuehn continued. “We’ve implemented a range of initiatives to ensure our network operation matches demand.”
     The CFO also noted UPS reduced its 2008 capital expenditure budget by $200 million to $2.8 billion and expects to reduce 2009 capital expenditures as well.
     “Based on economic forecasts, we anticipate a challenging environment for a number of quarters going forward,” he added. “We believe the U.S. consumer will be very conservative with spending this year. But we still expect 2008 earnings per share should be toward the lower end of the $3.50-to-$3.70 range that we provided mid-year.”
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     UPS is the world’s largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS’s stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss third quarter results with investors and analysts during a conference call today at 8:30 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site, investor.shareholder.com /ups, and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the first quarter of 2007, we recorded a $221 million pre-tax impairment charge related to aircraft and a $68 million pre-tax charge related to cash payouts and the acceleration of stock compensation and certain retiree healthcare benefits for employees who accepted a voluntary separation opportunity. We recorded a $46 million pre-tax charge in the third quarter of 2007 related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment. We presented third quarter and year-to-date 2007 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge and the charge related to the voluntary separation opportunity were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results. The restructuring charge reflected our exit of certain non-core lines of business in our Supply Chain & Freight operations, and we do not believe this charge is indicative of future operating results of our core forwarding, logistics, and freight operations.

     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2008	2007	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,841	$7,545	$296	3.9%
International Package	2,949	2,529	420	16.6%
Supply Chain & Freight	2,323	2,131	192	9.0%

Total revenue	13,113	12,205	908	7.4%

Operating expenses:
Compensation and benefits	6,425	6,253	172	2.8%
Other	5,056	4,244	812	19.1%

Total operating expenses	11,481	10,497	984	9.4%

Operating profit:
U.S. Domestic Package	1,117	1,228	(111)	-9.0%
International Package	386	428	(42)	-9.8%
Supply Chain & Freight	129	52	77	148.1%

Total operating profit	1,632	1,708	(76)	-4.4%

Other income (expense):
Investment income	(13)	14	(27)	-192.9%
Interest expense	(104)	(53)	(51)	96.2%

Total other income (expense)	(117)	(39)	(78)	200.0%

Income before income taxes	1,515	1,669	(154)	-9.2%

Income tax expense	545	593	(48)	-8.1%

Net income	$970	$1,076	$(106)	-9.9%

Net income as a percentage of revenue	7.4%	8.8%

Per share amounts
Basic earnings per share	$0.96	$1.02	$(0.06)	-5.9%
Diluted earnings per share	$0.96	$1.02	$(0.06)	-5.9%

Weighted-average shares outstanding
Basic	1,006	1,051	(45)	-4.3%
Diluted	1,013	1,058	(45)	-4.3%

As adjusted income data:
Operating profit:
U.S. Domestic Package	$1,117	$1,228	$(111)	-9.0%
International Package	386	428	(42)	-9.8%
Supply Chain & Freight (1)	129	98	31	31.6%

Total operating profit	1,632	1,754	(122)	-7.0%

Income before income taxes (1)	$1,515	$1,715	$(200)	-11.7%
Net income (2)	$970	$1,107	$(137)	-12.4%
Basic earnings per share (2)	$0.96	$1.05	$(0.09)	-8.6%
Diluted earnings per share (2)	$0.96	$1.05	$(0.09)	-8.6%

(1)	Third quarter 2007 adjusted operating profit and income before income taxes exclude a $46 million charge related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment.

(2)	Third quarter 2007 net income and earnings per share amounts exclude the after-tax impact of the Supply Chain & Freight restructuring charge described in (1), which totaled $31 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2008	2007	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,696	$1,666	$30	1.8%
Deferred	818	782	36	4.6%
Ground	5,327	5,097	230	4.5%

Total U.S. Domestic Package	7,841	7,545	296	3.9%
International Package:
Domestic	598	535	63	11.8%
Export	2,165	1,831	334	18.2%
Cargo	186	163	23	14.1%

Total International Package	2,949	2,529	420	16.6%
Supply Chain & Freight:
Forwarding and Logistics	1,619	1,486	133	9.0%
Freight	598	546	52	9.5%
Other	106	99	7	7.1%

Total Supply Chain & Freight	2,323	2,131	192	9.0%

Consolidated	$13,113	$12,205	$908	7.4%

Consolidated volume (in millions)	950	960	(10)	-1.0%

Operating weekdays	64	63

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,117	1,238	(121)	-9.8%
Deferred	859	874	(15)	-1.7%
Ground	10,971	11,291	(320)	-2.8%

Total U.S. Domestic Package	12,947	13,403	(456)	-3.4%
International Package:
Domestic	1,106	1,102	4	0.4%
Export	792	740	52	7.0%

Total International Package	1,898	1,842	56	3.0%

Consolidated	14,845	15,245	(400)	-2.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$23.72	$21.36	$2.36	11.0%
Deferred	14.88	14.20	0.68	4.8%
Ground	7.59	7.17	0.42	5.9%
Total U.S. Domestic Package	9.46	8.94	0.52	5.8%
International Package:
Domestic	8.45	7.71	0.74	9.6%
Export	42.71	39.27	3.44	8.8%
Total International Package	22.75	20.39	2.36	11.6%
Consolidated	$11.16	$10.32	$0.84	8.1%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2008	2007	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$23,290	$22,676	$614	2.7%
International Package	8,656	7,414	1,242	16.8%
Supply Chain & Freight	6,843	6,210	633	10.2%

Total revenue	38,789	36,300	2,489	6.9%

Operating expenses:
Compensation and benefits	19,447	18,921	526	2.8%
Other	14,763	12,548	2,215	17.7%

Total operating expenses	34,210	31,469	2,741	8.7%

Operating profit:
U.S. Domestic Package	2,975	3,361	(386)	-11.5%
International Package	1,214	1,274	(60)	-4.7%
Supply Chain & Freight	390	196	194	99.0%

Total operating profit	4,579	4,831	(252)	-5.2%

Other income (expense):
Investment income	58	56	2	3.6%
Interest expense	(342)	(163)	(179)	109.8%

Total other income (expense)	(284)	(107)	(177)	165.4%

Income before income taxes	4,295	4,724	(429)	-9.1%

Income taxes	1,546	1,701	(155)	-9.1%

Net income	$2,749	$3,023	$(274)	-9.1%

Net income as a percentage of revenue	7.1%	8.3%

Per share amounts
Basic earnings per share	$2.69	$2.85	$(0.16)	-5.6%
Diluted earnings per share	$2.67	$2.84	$(0.17)	-6.0%

Weighted average shares outstanding
Basic	1,021	1,060	(39)	-3.7%
Diluted	1,028	1,066	(38)	-3.6%

As adjusted income data:
Operating profit:
U.S. domestic package (1)	$2,975	$3,573	$(598)	-16.7%
International package (1)	1,214	1,343	(129)	-9.6%
Supply chain and freight (1)	390	250	140	56.0%

Total operating profit	4,579	5,166	(587)	-11.4%

Income before income taxes (1)	$4,295	$5,059	$(764)	-15.1%
Net income (2)	$2,749	$3,238	$(489)	-15.1%
Basic earnings per share (2)	$2.69	$3.05	$(0.36)	-11.8%
Diluted earnings per share (2)	$2.67	$3.04	$(0.37)	-12.2%

(1)	2007 adjusted operating profit and income before income taxes exclude an impairment charge on Boeing 727 and 747 aircraft, and related engines and parts, of $221 million ($159 million U.S. Domestic Package and $62 million International Package), due to the acceleration of the planned retirement of these aircraft.

2007 adjusted operating profit and income before income taxes also exclude a charge related to the special voluntary separation opportunity (“SVSO”), which was accepted by 195, or 30%, of the eligible employees. We recorded a charge to expense of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), to reflect the cash payout and the acceleration of stock compensation and certain retiree healthcare benefits under the SVSO program.

2007 adjusted operating profit and income before income taxes exclude a $46 million charge related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment.

(2)	2007 net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which total $215 million.
Certain prior year amounts have been reclassified to conform to the current year presentation

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2008	2007	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,982	$5,003	$(21)	-0.4%
Deferred	2,412	2,376	36	1.5%
Ground	15,896	15,297	599	3.9%

Total U.S. Domestic Package	23,290	22,676	614	2.7%
International Package:
Domestic	1,803	1,563	240	15.4%
Export	6,332	5,412	920	17.0%
Cargo	521	439	82	18.7%

Total International Package	8,656	7,414	1,242	16.8%
Supply Chain & Freight:
Forwarding and Logistics	4,817	4,337	480	11.1%
Freight	1,707	1,583	124	7.8%
Other	319	290	29	10.0%

Total Supply Chain & Freight	6,843	6,210	633	10.2%

Consolidated	$38,789	$36,300	$2,489	6.9%

Consolidated volume (in millions)	2,877	2,890	(13)	-0.4%

Operating weekdays	192	191

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,166	1,248	(82)	-6.6%
Deferred	882	903	(21)	-2.3%
Ground	11,036	11,156	(120)	-1.1%

Total U.S. Domestic Package	13,084	13,307	(223)	-1.7%
International Package:
Domestic	1,111	1,097	14	1.3%
Export	789	728	61	8.4%

Total International Package	1,900	1,825	75	4.1%

Consolidated	14,984	15,132	(148)	-1.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$22.25	$20.99	$1.26	6.0%
Deferred	14.24	13.78	0.46	3.3%
Ground	7.50	7.18	0.32	4.5%
Total U.S. Domestic Package	9.27	8.92	0.35	3.9%
International Package:
Domestic	8.45	7.46	0.99	13.3%
Export	41.80	38.92	2.88	7.4%
Total International Package	22.30	20.01	2.29	11.4%
Consolidated	$10.92	$10.26	$0.66	6.4%

Certain prior year amounts have been reclassified to conform to the current year presentation

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30, 2008
Net cash from operations	$6,969
Capital expenditures	(2,108)
Proceeds from disposals of PP&E	104
Net change in finance receivables	(132)
Other investing activities	(268)

Free cash flow	$4,565

Amounts are subject to reclassification.
Certain prior year amounts have been reclassified to conform to the current year presentation